August 23, 2005

Re: Recent Mini-Tender Offer Activity

Dear Wells Investor:

Serving as good stewards of your investment is a top priority at Wells Real Estate Funds, and as such, we want to explain the subject of "mini-tender offers" -- what they are and how Wells is changing the way we respond to them so that we save you and your Wells partnership investment the costs associated with the requirement to respond to such offers.

What is a mini-tender offer?

In a mini-tender offer, an outside company or investor attempts to buy your limited partnership units, often at a price below their current value. Typically, companies that issue mini-tender offers are hoping to convince investors to sell them their units at a price that will allow the companies to make a profit on the units at a later date. It is similar to other business deals in that the goal of many of these companies is to "buy low and sell high" in order to make a profit at the expense of the current investors.

The problem with some mini-tender offers is that the price offered may or may not represent a fair valuation of the fund's units. Let me present an analogy in everyday terms. If someone knocks on your door and offers to buy your house on the spot with cash, their offer may sound tempting. However, how will you know if what they're offering is fair? You will want to consult a real estate agent for more insight. It's possible that the person making the offer is trying to get you to sell your house for less than it's really worth.

In a similar way, companies making mini-tender offers usually offer a price that will allow them to make money in the future if the Wells public partnership units increase in value. However, that doesn't mean that you should automatically dismiss all mini-tender offers. With some of them, you will need to weigh the information that's presented in order to make an informed decision.

Wells' role

When Wells becomes aware of mini-tender offers, such as the ones that investors in some limited partnerships may have received recently, the U.S. Securities and Exchange Commission (SEC) rules require the target of such offers to issue an official response. In the past, we have mailed letters to all potentially affected investors, not knowing if the mini-tender offer had been sent to all or only a few fund participants. In many cases, by the time we found out about the offers, we had little or no time to provide you with adequate information to make an informed investment decision before the offer expired.

Going forward, we will continue to issue official responses to mini-tender offers in an effort to guide you as an investor. However, to reduce the cost of sending response letters to each investor, when we become aware of future offers, we will file a response letter with the SEC as quickly as reasonably possible. This letter will indicate our position on the offer and what issues, if any, we have with it. You may access our response letter on the Wells Web site at www.wellsref.com. Just click on "Wells Limited Partnerships" on the main page and the letter will be available from the "Previous LP Programs" page. If you do not have access to a computer, you may call Wells Client Services (contact information provided below), and we will be glad to mail you a copy of our response letter.

(over)

Also, we'd like to provide you with certain information in advance, such as the enclosed SEC investor publication, so that you will understand what factors to consider before tendering or "selling" your units. In its publication, "Mini-Tender Offers: Tips for Investors," the SEC has cautioned:

'Mini-Tender' offers -- tender offers for less than five percent of a company's stock -- have been increasingly used to catch investors off guard. Many investors who hear about mini-tender offers surrender their securities without investigating the offer, assuming that the price offered includes the premium usually present in larger, traditional tender offers. But they later learn that they cannot withdraw from the offer and may end up selling their securities at below-market prices.

Before tendering your units for any mini-tender offer, please carefully read this publication in its entirety, as well as consult with your financial representative to make sure that you are aware of the terms of the offer and our response to the offer.

For more information

We encourage you to take an active role in monitoring any mini-tender offers you receive. Please check our Web site at www.wellsref.com for the latest information on our responses to any offers recently issued to Wells investors. If you do not see an official Wells response to an offer you've received, please check back within a few days -- sometimes it takes a few days to post our response after we've learned about an offer.

In addition, the following resources are available:

  On the Web: www.sec.gov and www.sec.gov/investor/pubs/minitend.htm
  By mail: U.S. Securities and Exchange Commission

Office of Investor Education and Assistance

100 F Street, NE

Washington, D.C. 20549

You also may contact us at 800-557-4830. Our Client Services Specialists are available Monday through Thursday, 8:15 a.m. to 6:30 p.m., and Friday, 8:15 a.m. to 5:30 p.m. (ET). Or you may send an e-mail to clientservices@wellsref.com.

We hope this information is helpful to you, and thank you for trusting us to handle your real estate investment needs.

Sincerely,

/s/ Leo F. Wells III

Leo F. Wells III

General Partner

Enclosure

cc: Financial Representative

Mini-Tender Offers:

Tips for Investors

Most investors welcome tender offers because they frequently provide a rare opportunity to sell securities at a premium above market price. But investors should know that not all tender offers are alike.

"Mini-tender" offers -- tender offers for less than five percent of a company's stock -- have been increasingly used to catch investors off guard. Many investors who hear about mini-tender offers surrender their securities without investigating the offer, assuming that the price offered includes the premium usually present in larger, traditional tender offers. But they later learn that they cannot withdraw from the offer and may end up selling their securities at below-market prices.

If you've been asked to tender your securities, find out first whether the offer is a mini-tender offer. And remember that mini-tender offers typically do not provide the same disclosure and procedural protections that larger, traditional tender offers provide. For example, when a bidder -- the person or group of people behind the offer -- makes a tender offer for more than five percent of the company's shares, all of the SEC's tender offer rules apply. These rules require bidders to:

  Disclose important information about themselves;
  Disclose the terms of the offer;
  File their offering documents with the SEC; and
  Provide the target company and any competing bidders with information about the tender offer.

The rules also give investors important protections, including the right to:

  Change their minds and withdraw from the transaction while the offer remains open;
  Have their shares accepted on a "pro rata" basis (if the offer is for less than all of the company's outstanding shares and investors tender too many shares); and
  Be treated equally by the bidder.

But none of the rules listed above applies to mini-tender offers.

Instead, the only rules that encompass mini-tender offers -- Section 14(e) of the Securities Exchange Act and Regulation 14E -- provide that bidders must:

  Not engage in fraud or deceptive practices;
  Hold open tender offers for minimum time periods; and
  Make prompt payment to investors after the offer closes.

Regulation 14E also requires the target company to state its position about the offer by recommending that investors accept or reject the offer. The company may also state that it remains neutral or takes no position. But because bidders in mini-tender offers don't have to notify the target, the target may not even know about the offer.

Investors need to scrutinize mini-tender offers carefully. Some bidders make mini-tender offers at below-market prices, hoping that they will catch investors off guard if the investors do not compare the offer price to the current market price. Others make mini-tender offers at a premium -- betting that the market price will rise before the offer closes and then extending the offer until it does or improperly canceling if it doesn't.

With most mini-tender offers, investors typically feel pressured to tender their shares quickly without having solid information about the offer or the people behind it. And they've been shocked to learn that they generally cannot withdraw from mini-tender offers. Here are the steps you should take if you are asked to sell your stock, bonds, limited partnership interests, or other securities through a mini-tender offer:

  Find out whether the offer is a mini-tender offer. Most bidders won't use the term "mini-tender offer" to describe their offer to buy your shares. Instead, they may call it a "Solicitation to Purchase Shares of XYZ Corporation." Ask the bidder -- or your broker -- what percentage of the company the bidder seeks to purchase. If the answer is less than five percent, you're dealing with a mini-tender offer, and you should proceed with caution.
  Get a copy of the offering document. And be sure to read the disclosure carefully. Do not make an investment decision until you see the disclosure about the offer.
  Determine whether the bidder has adequate financing. Some bidders make mini-tender offers because they can do so at virtually no cost. These individuals often do not have the financing necessary to purchase the shares in the offer. Before you surrender your securities in a mini-tender offer, ask tough questions -- and demand answers -- about the bidder's ability to pay once the offer closes.
  Identify the current market price for your securities. For stock, you can easily get price information in many newspapers, on-line, or from your broker or investment adviser. For bonds and limited partnerships, you may need to talk with your broker or investment adviser because these prices may be hard to find. For limited partnerships, contact the general partner to get a list of firms that buy and sell the limited partnership, or ask your broker or investment adviser.
  Find out the "final" tender offer price after all deductions are taken. In some tender offers, you may get a lower price because deductions are taken from the tender offer price for dividend payments. Also, some bidders in mini-tender offers fail to disclose clearly that certain fees or expenses may also be deducted from the offer price.
  Ask when you'll be paid for the shares you tender. Bidders in mini-tender offers sometimes fail to provide prompt payment, sometimes delaying for weeks or months. Before you tender your shares, be sure to find out when the bidder will pay you for your shares.
  Consult with your broker or other financial adviser. Make sure you understand the terms of the tender offer before tendering your shares. Ask for any additional written information that may be available.
  If you want to sell your shares, determine where you can get your best price. Check all your alternatives for selling your securities. For instance, compare how much you will receive if you sell through your broker versus the tender offer.
  Remember that once you agree to a mini-tender offer, you are probably locked in. If the tender offer is for less than five percent of the company's stock, exercise extreme caution. Unlike other tender offers, you generally cannot change your mind after you have tendered your shares in a mini-tender offer, even if the offer hasn't yet closed. In addition, the bidder can extend the tender offer without giving you the right to withdraw your shares. And in the meantime, you've lost control over the securities you tendered.

If you've run into trouble with a mini-tender offer, act promptly. By law, you only have a limited time to take legal action.

Contact the SEC's Office of Investor Education and Assistance for help. You can send us your complaint using our online complaint form. Or you can reach us as follows:

U.S. Securities & Exchange Commission

Office of Investor Education and Assistance

450 5th Street, NW

Washington, D.C. 20549-0213

Fax: (202) 942-9634

http://www.sec.gov/investor/pubs/minitend.htm